Exhibit 99.1

PROXY CARD PRELIMINARY – SUBJECT TO COMPLETION FOR THE SPECIAL MEETING OF STOCKHOLDERS OF VPC Impact Acquisition Holdings III, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brendan Carroll and John Martin (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of VPC Impact Acquisition Holdings III, Inc. (the “Company” or “VPCC”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held at [•] am Eastern Time, on [•], 2021, at the offices of White & Case LLP at 111 South Wacker Drive, Suite 5100, Chicago, Illinois 60606, and virtually at https://www.cstproxy.com/vpcc/2021 and any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated signed on reverse side) SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2021. The notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/vpcc/2021

THE BOARD OF DIRECTORS OF VPC IMPACT ACQUISITION HOLDINGS III, INC. RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8 AND 9.

Please mark vote as indicated in this example **X**

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 7, 2021 (as it may be amended from time to time, the "Merger Agreement"), by and among VPCC, Dave Inc., a Delaware corporation ("Dave"), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned subsidiary of VPCC ("First Merger Sub"), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of VPCC ("Second Merger Sub" and together with the First Merger Sub, the "Merger Subs"), pursuant to which First Merger Sub will merge with and into Dave (the "First Merger"), with Dave being the surviving corporation of the First Merger (the "Surviving Corporation"), and immediately following the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the "Second Merger," together with the First Merger, the "Mergers" and the Mergers together with the other transactions contemplated by the Merger Agreement, the "Business Combination"), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned subsidiary of VPCC (VPCC following such Mergers, hereinafter referred to as the "Combined Company"). Following the Mergers, the Combined Company will operate under the name "Dave Inc." and the Surviving Entity will operate under the name "Dave Operating LLC". A copy of the Merger Agreement is attached as Annex A to the proxy statement/prospectus (the "Business Combination Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the "Proposed Charter") attached as Annex B to the proxy statement/prospectus (the "Charter Amendment Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

The Governance Proposals — To consider and act upon, on a non-binding advisory basis, eight separate governance proposals relating to the following material differences between VPCC's Amended and Restated Certificate of Incorporation (the "Existing Charter") and the Proposed Charter to be in effect upon the completion of the Business Combination in accordance with the United States Securities and Exchange Commission requirements:

Proposal No. 3A — To consider and vote upon an amendment to VPCC's Existing Charter to increase the total number of authorized shares of all classes of capital stock from 221,000,000 shares to, following the automatic conversion of all VPCC Class B common stock, par value $0.0001 (the "VPCC Class B Common Stock") into VPCC Class A common stock, par value $0.0001 (the "VPCC Class A Common Stock") immediately prior to the Closing of the Business Combination, 610,000,000 shares, which would consist of (a) 500,000,000 shares of Class A common stock of the Combined Company, par value $0.0001 (the "Combined Company Class A Common Stock"), (b) 100,000,000 shares of Class V common stock of the Combined Company, par value $0.0001 (the "Combined Company Class V Common Stock") and (c) 10,000,000 shares of preferred stock of the Combined Company, par value $0.0001. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3B — To consider and vote upon an amendment to VPCC's Existing Charter to authorize a dual class common stock structure pursuant to which holders of Combined Company Class A Common Stock will be entitled to one vote per share and holders of Combined Company Class V Common Stock will be entitled to ten votes per share on each matter properly submitted to the Combined Company's stockholders entitled to vote. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3C — To consider and vote upon an amendment to VPCC's Existing Charter to require, with respect to any vote to increase or decrease the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding), the affirmative vote of a majority of the holders of all of the then-outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of the Combined Company Class A Common Stock voting separately as a class shall be required therefor. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3D — To consider and vote upon an amendment to VPCC's Existing Charter to provide, subject to the special rights of the holders of any series of preferred stock of the Combined Company, that no director may be removed from the Combined Company board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors voting together as a single class; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3E — To consider and vote upon an amendment to VPCC's Existing Charter to require the affirmative vote of either a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the "Whole Board") or the holders of at least two-thirds (2/3) of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, for the adoption, amendment, or repeal of any provision of the bylaws (in addition to any vote of the holders of any class or series of stock of required by applicable law or by the Proposed Charter of the Combined Company); provided, however, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3F — To consider and vote upon an amendment to VPCC's Existing Charter to require the affirmative vote of a majority of the board of directors and the holders of two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company for the adoption, amendment, or repeal of certain provisions of the Proposed Charter; provided that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Combined Company will be required for the amendment or repeal of such provision; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3G — To consider and vote upon an amendment to VPCC's Existing Charter to clarify that the exclusive jurisdiction of the Chancery Court of the State of Delaware shall not apply to suits brought to enforce any duty or liability under the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of claims arising under the Securities Act; and FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3H — To consider and vote upon an amendment to VPCC's Existing Charter to authorize all other proposed changes, including, among others, those (i) resulting from the Business Combination, including changing the post-business combination corporate name from "VPC Impact Acquisition Holdings III, Inc." to "Dave Inc." and removing certain provisions relating to VPCC's prior status as a blank check company and VPCC Class B Common Stock that will no longer apply upon the Closing, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Director Election Proposal — a proposal to elect, assuming the Business Combination Proposal, the Charter Amendment Proposal and the Share Issuance Proposal (as defined below) are all approved and adopted, five directors to the Combined Company's board of directors, with each Class I director having a term that expires at the Combined Company's 2022 annual meeting of stockholders, each Class II director having a term that expires at the Combined Company's 2023 annual meeting of stockholders, and each Class III director having a term that expires at the Combined Company's 2024 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the "Director Election Proposal"). FOR ALL ☐ WHITHOLD ALL ☐ FOR ALL EXCEPT ☐

Class I	Class II	Class III
Charles "Skip" Paul	Dan Preston	Jason Wilk
	Andrea Mitchell	Brendan Caroll

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Proposal No. 5 — The 2021 Equity Incentive Plan Proposal — To approve and adopt the 2021 Equity Incentive Plan (the "2021 Plan") and material terms thereunder (the "2021 Equity Incentive Plan Proposal"). and adopt the 2021 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and material terms thereunder (the "Employee Stock Purchase Plan Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Share Issuance Proposal — a proposal to approve, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for purposes of complying with applicable NYSE Listing Rules, the issuance of more than 20% of VPCC's issued and outstanding common stock in connection with the Business Combination, the PIPE Investment (as defined herein) and any additional subscription agreements VPCC may enter into prior to Closing, and the related change in control (collectively, the "Share Issuance Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Repurchase Proposal — a proposal to approve the Repurchase Agreement, dated as of June 7, 2021, by and among VPCC, Jason Wilk, Kyle Beilman and Dave wherein VPCC agreed to repurchase Combined Company Common Shares from Jason Wilk and Kyle Beilman at $10.00 per share, effective as of the Business Day following the effective time of the Second Merger (the "Repurchase Agreement") and the transactions contemplated by the Repurchase Agreement (the "Repurchase Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Adjournment Proposal — to consider and vote upon a proposal to approve the a proposal to consider and vote upon the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Amendment Proposal, the Director Election Proposal, the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal and the Repurchase Proposal (together the "Condition Precedent Proposals") would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Merger Agreement is not satisfied or waived (we refer to this proposal as the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Date: ________________________

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(Signature)

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(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.